UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2006
Friedman Industries, Incorporated
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

4001 Homestead Road Houston, Texas (Address of principal executive offices)		77028 (Zip Code)
713-672-9433
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 17, 2006, Friedman Industries, Incorporated (the “Company”) announced (i) that it has entered into agreements pursuant to which it expects to purchase approximately 47 acres in Morgan County, Alabama, near Decatur, at a purchase price of approximately $650,000, and the Company’s plans to establish a new steel processing and distribution operation at such location; (ii) the authorization by the Company’s Board of Directors of up to an additional $16 million to be used for capital expenditures and working capital related to the acquisition, improvement and operation of the Decatur facility; (iii) the Company’s plans to phase out and relocate its steel processing and distribution operations in Lone Star, Texas to the new Alabama facility; (iv) the Company’s plans to expand its pipe manufacturing operations in Lone Star, Texas, by making certain improvements to its pipe mill which originally began operation in April 2004; and (v) the Company’s execution of an earnest money contract for the sale of the property owned by the Company in Houston, Texas, subject to standard conditions, including inspections and feasibility studies. The proceeds of the sale of the Houston property will be used to purchase and improve the property in Decatur, Alabama.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Number	Description
99.1	Press Release of Friedman Industries, Incorporated dated April 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 18, 2006

FRIEDMAN INDUSTRIES, INCORPORATED
By:	/s/ BEN HARPER
Ben Harper
Senior Vice President - Finance

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of Friedman Industries, Incorporated dated April 17, 2006.